UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2006

XYNERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-24798	93-1123005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 NE 29th Ave., Suite 700 Aventura, FL 33180
(Address of Principal Executive Offices)

(305) 749-2525

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Current Report:  Form 8-K

Item 1.01       Entry into a Material Definitive Agreement

On July 28, 2006 Xynergy Corporation entered into a Finder's Fee Agreement with Rising Bird, Inc.  for the services of raising capital through a private placement memorandum to accredited investors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XYNERGY CORPORATION (Registrant)

Dated: July 31, 2006	By:	/s/ Raquel Zepeda
	Name:	Raquel Zepeda
	Title:	Chief Executive Officer